          As filed with the Securities and Exchange Commission on August 9, 2001
                                                      Registration No. 333-35394
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         _____________________________


                              OPENWAVE SYSTEMS INC.
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                                 94-3219054
    (State or other jurisdiction of      (I.R.S. Employer Identification Number)
    incorporation or organization)

                             1400 Seaport Boulevard
                         Redwood City, California 94063
                                 (650) 480-8000
               (Address, including ZIP Code and Telephone Number,
              Including Area Code, of Principal Executive Offices)

                 Arabesque Communications, Inc. 1998 Stock Plan

                        OneBox.com, Inc. 1999 Stock Plan

                            (Full Title of the Plans)

                                Donald J. Listwin
                      President and Chief Executive Officer
                              Openwave Systems Inc.
                             1400 Seaport Boulevard
                         Redwood City, California 94063

                         _____________________________

                                    Copy to:

                              Stephen Fackler, Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

================================================================================

                            DEREGISTRATION OF SHARES

On June 14, 2001, the Board of Directors of the Registrant resolved to approve and adopt the Openwave Systems Inc. 2001 Stock Compensation Plan (the "2001 Plan") and resolved further to merge and subsume the Arabesque Communications, Inc. 1998 Stock Plan and the OneBox.com, Inc. 1999 Stock Plan (collectively, the "Predecessor Plans") into the 2001 Plan. This Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-35394 on Form S-8 filed on April 21, 2000 (the "Registration Statement") is filed to deregister an aggregate of 228,762 shares previously registered that remain available for future grant under the Predecessor Plans. The 228,762 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Plan, and the associated registration fee paid by the Registrant to register shares issuable under the Predecessor Plans on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 2001 Plan. Please note, however, that 159,578 shares remain subject to outstanding options previously granted under the Predecessor Plans. Accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on August 9, 2001.

                                   By: /s/ Alan Black
                                   Alan Black
                                   Senior Vice President, Corporate Affairs, and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2001.

            Signature                                          Title
            ---------                                          -----
      /s/ Donald J. Listwin              Chairman of the Board, President, Chief Executive
      ----------------------             Officer and Director (principal executive officer)
          Donald J. Listwin

      /s/ Alan Black                   Senior Vice President, Corporate Affairs, and Chief
      ----------------------                            Financial Officer
             Alan Black                   (principal financial and accounting officer)


      /s/ Roger Evans                                      Director
      ----------------------
            Roger Evans

      /s/ John MacFarlane                     Executive Vice President and Director
      ----------------------
           John MacFarlane

      /s/ Andrew Verhalen                                    Director
      ----------------------
          Andrew Verhalen

      /s/ Bernard Puckett                                    Director
      ----------------------
           Bernard Puckett